DEBENTURE

RICHARDSON ELECTRONICS CANADA LTD.

C A N A D A

PROVINCE OF QUEBEC

No. 1

CDN $ 100,000,000

RICHARDSON ELECTRONICS CANADA LTD., a legal person, having a postal address at 40 King Street West, Toronto, Ontario, M5H 3Y4 (C/O Borden Ladner Gervais LLP), (hereinafter referred to as the "Grantor"), for value received promises to pay on demand to Bank One, NA or its registered assigns, at its office located at 231 S. LaSalle Street, Suite 1127, Chicago, Illinois 60603, the principal sum of $ 100,000,000 in lawful money of Canada, together with interest thereon from the date of this Debenture, at an annual rate equal to the Prime Rate (as such term is defined in the Credit Agreement) plus three percent (3%), with interest on all overdue interest at the same rate from the date such interest is due until the date of payment thereof.

This Debenture is issued under the provisions of and secured by a Deed of Hypothec dated December __, 2002 (herein referred to as the "Deed of Hypothec") executed by the Grantor in favour of Bank One, NA (the "Agent"), as "fonde de pouvoir" for the Debentureholders (as such term is defined in the Deed of Hypothec), and is governed by and its holder is bound by the provisions thereof.

This Debenture shall not become obligatory until it has been certified by the Agent and may be transferred by its holder in accordance with the terms of the Deed of Hypothec.

This Debenture is subject to the terms and conditions of that certain Hypothec of Debenture Agreement entered into concurrently herewith between the Grantor and the Agent, and its holder is bound by the provisions thereof.

IN WITNESS WHEREOF, the Grantor has caused this Debenture to be signed by its representative and to be dated the ___ day of December, 2002.

RICHARDSON ELECTRONICS CANADA LTD.
Per :

Agent'S CERTIFICATE

This Debenture has been issued under the Deed of Hypothec and is registered as the holder thereof in the registers of the Agent.

DATED December __, 2002.

BANK ONE, NA
Per :

(709301 v3)